   As filed with the Securities and Exchange Commission on August 3, 2001
                         Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                         HUMAN GENOME SCIENCES, INC.
            (Exact name of registrant as specified in its charter)

                     DELAWARE                                                22-3178468
 (State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification No.)

               9410 KEY WEST AVENUE
                ROCKVILLE, MARYLAND                                          20850-3338
     (Address of principal executive offices)                                (Zip Code)

  HUMAN GENOME SCIENCES, INC. AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
                             (Full title of plan)

         (Name, address and telephone
         number of agent for service)                             (Copy to:)
          WILLIAM A. HASELTINE, Ph.D.                      R.W. SMITH, JR., ESQUIRE
          HUMAN GENOME SCIENCES, INC.                  PIPER MARBURY RUDNICK & WOLFE LLP
             9410 KEY WEST AVENUE                              6225 SMITH AVENUE
        ROCKVILLE, MARYLAND 20850-3338                  BALTIMORE, MARYLAND 21209-3600
                (301) 309-8504                                  (410) 580-3000


                                     CALCULATION OF REGISTRATION FEE
==============================================================================================================

                                                                    PROPOSED        PROPOSED
                                                                     MAXIMUM        MAXIMUM
                                                       AMOUNT       OFFERING       AGGREGATE       AMOUNT OF
                                                       TO BE        PRICE PER       OFFERING      REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED                REGISTERED       UNIT           PRICE            FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share (1)      6,259,627(2) (3)    $50.815(4)    $318,082,946(4)  $79,521(4)
==============================================================================================================

(1) Includes rights ("Rights") to purchase shares of the Registrant's junior participating preferred stock, issuable pursuant to that certain Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 20, 1998. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(2) The shares of Common Stock of the Registrant (the "Common Stock") registered on this Registration Statement are in addition to shares of Common Stock registered on Form S-8 filed on August 30, 2000 (file number 333-44798).

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued pursuant to the Amended and Restated 2000 Stock Incentive Plan by reason of stock splits, stock dividends or similar transactions.

(4) Estimated solely for the purposes of calculating the registration fee under Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of the Common Stock on the NASDAQ National Market system on August 2, 2001.

                          INCORPORATION BY REFERENCE


        Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed on Form S-8 by Human Genome Sciences, Inc. (the "Registrant") on August 30, 2000 (file number 333-44798) with respect to securities offered pursuant to the Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan are incorporated by reference herein.

        In addition, the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, and Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

        (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2000; and

        (c) The description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.


ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                  DESCRIPTION
------                  -----------
4.1                     Restated Certificate of Incorporation (Fifth) of the
                        Registrant (filed as Exhibit 3.1 of the Registrant's
                        Annual Report on Form 10-K for the year ended December
                        31, 1993, and incorporated herein by reference)

4.2 Certificate of Amendment to the Certificate of Incorporation (filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by reference)

4.3 Amendment to Certificate of Incorporation (filed on December 16, 1999 as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, and incorporated herein by reference)

4.4 Certificate of Amendment to Restated Certificate of Incorporation (Fifth) (filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference)

4.5 By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and incorporated herein by reference)

4.6 Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 20, 1998 (filed as Exhibit 4 of the Registrant's Current Report on Form 8-K filed on May 28, 1998, and incorporated herein by reference).

4.7 Indenture dated as of June 25, 1999 between the Registrant and The Bank of New York, as trustee, including the form of 5-1/2% Convertible Subordinated Notes due 2006 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed June 28, 1999)

4.8 Indenture dated as of February 1, 2000 between the Registrant and The Bank of New York, as trustee, including the form of 5% Convertible Subordinated Notes due 2007 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed February 2, 2000)

4.9 Indenture dated as of March 10, 2000 between the Registrant and The Bank of New York, as trustee, including the form of 3-3/4% Convertible Subordinated Notes due 2007 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed March 13, 2000)

4.10 Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan (filed as Exhibit A of the Registrant's Definitive Proxy Statement on Schedule 14A, filed April 18, 2001, and incorporated herein by reference).

5.1* Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered under this Registration Statement

23.1* Consent of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant (contained in Exhibit 5.1)

23.2*                   Consent of Ernst & Young LLP, Independent Auditors

24.1*                   Power of Attorney (included on Signature Page)


--------------------------

*  Filed herewith.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 3rd day of August, 2001.

                                            HUMAN GENOME SCIENCES, INC.



                                            By:    /s/ William A. Haseltine
                                                   ------------------------
                                                   William A. Haseltine, Ph.D.
                                                   Chairman of the Board and
                                                   Chief Executive Officer
                                    - 4 -

                              POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of Human Genome Sciences, Inc., a Delaware corporation (the "Corporation"), hereby constitute and appoint William A. Haseltine, Ph.D., and Craig A. Rosen, Ph.D., and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 (or other appropriate form) (the "Registration Statement") relating to the proposed issuance of Common Stock, par value $0.01 per share, of the Corporation pursuant to the exercise of stock options and other awards granted under the Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                          Title                               Date
---------                                          -----                               ----
/s/ William A. Haseltine          Chairman of the Board of Directors and          August 3, 2001
---------------------------               Chief Executive Officer
William A. Haseltine, Ph.D.            (principal executive officer)


/s/ Steven C. Mayer                      Senior Vice President and                August 3, 2001
---------------------------               Chief Financial Officer
Steven C. Mayer                     (principal financial and accounting
                                                 officer)

/s/ Craig A. Rosen                Executive Vice President - Research and         August 3, 2001
---------------------------              Development and Director
Craig A. Rosen, Ph.D.

/s/ Laura D'Andrea Tyson                         Director                         August 3, 2001
---------------------------
Laura D'Andrea Tyson, Ph.D.

/s/ Max Link                                     Director                         August 3, 2001
---------------------------
Max Link, Ph.D.

/s/ Robert D. Hormats                            Director                         August 3, 2001
---------------------------
Robert D. Hormats

/s/ James B. Wyngaarden                          Director                         August 3, 2001
---------------------------
James B. Wyngaarden, M.D.

                                EXHIBIT INDEX


EXHIBIT
NUMBER                  DESCRIPTION
------                  -----------

4.1 Restated Certificate of Incorporation (Fifth) of the Registrant (filed as Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference)

4.2 Certificate of Amendment to the Certificate of Incorporation (filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by reference)

4.3 Amendment to Certificate of Incorporation (filed on December 16, 1999 as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, and incorporated herein by reference)

4.4 Certificate of Amendment to Restated Certificate of Incorporation (Fifth) (filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference)

4.5 By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and incorporated herein by reference)

4.6 Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 20, 1998 (filed as Exhibit 4 of the Registrant's Current Report on Form 8-K filed on May 28, 1998, and incorporated herein by reference).

4.7 Indenture dated as of June 25, 1999 between the Registrant and The Bank of New York, as trustee, including the form of 5-1/2% Convertible Subordinated Notes due 2006 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed June 28, 1999)

4.8 Indenture dated as of February 1, 2000 between the Registrant and The Bank of New York, as trustee, including the form of 5% Convertible Subordinated Notes due 2007 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed February 2, 2000)

4.9 Indenture dated as of March 10, 2000 between the Registrant and The Bank of New York, as trustee, including the form of 3-3/4% Convertible Subordinated Notes due 2007 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed March 13, 2000)

4.10 Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan (filed as Exhibit A of the Registrant's Definitive Proxy Statement on Schedule 14A, filed April 18, 2001, and incorporated herein by reference).

5.1* Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered under this Registration Statement

23.1* Consent of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant (contained in Exhibit 5.1)

23.2*                   Consent of Ernst & Young LLP, Independent Auditors

24.1*                   Power of Attorney (included on Signature Page)



--------------------------
*  Filed herewith.

                                    - 2 -